Exhibit g.4

SCHEDULE A

(amended as of December 13, 2021)

Fund	State of Organization/Incorporation	Fee
PCM Fund, Inc.	Maryland corporation	0.900% of total managed assets. Total managed assets includes total assets of the Fund (including assets attributable to any reverse repurchase agreements, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements and borrowings).

PIMCO California Municipal Income Fund	Massachusetts business trust	0.705% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO California Municipal Income Fund II	Massachusetts business trust	0.705% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO California Municipal Income Fund III	Massachusetts business trust	0.715% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Corporate & Income Strategy Fund	Massachusetts business trust	0.810% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Corporate & Income Opportunity Fund	Massachusetts business trust	0.650% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Dynamic Income Fund	Massachusetts business trust	1.100% of total managed assets. Total managed assets includes total assets of the Fund (including assets attributable to

Fund	State of Organization/Incorporation	Fee
any reverse repurchase agreements, dollar rolls, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings).

PIMCO Global StocksPLUS & Income Fund	Massachusetts business trust	1.105% of total managed assets. Total managed assets includes total assets of the Fund (including assets attributable to any preferred shares and borrowings that may be outstanding) minus accrued liabilities (other than liabilities representing borrowings).

PIMCO High Income Fund	Massachusetts business trust	0.760% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Municipal Income Fund	Massachusetts business trust	0.705% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Municipal Income Fund II	Massachusetts business trust	0.685% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Municipal Income Fund III	Massachusetts business trust	0.705% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO New York Municipal Income Fund	Massachusetts business trust	0.770% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO New York Municipal	Massachusetts business trust	0.735% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the

Fund	State of Organization/Incorporation	Fee
Income Fund II		Fund that may be outstanding).

PIMCO New York Municipal Income Fund III	Massachusetts business trust	0.860% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

PIMCO Strategic Income Fund, Inc.	Maryland corporation	0.955% of average daily net asset value of the Fund (including daily net assets attributable to any preferred shares of the Fund that may be outstanding).

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first written above.

PACIFIC INVESTMENT
MANAGEMENT COMPANY LLC

By:	/s/ Peter G. Strelow
Title: Managing Director and Co-Chief Operating Officer

PIMCO DYNAMIC INCOME FUND

By:	/s/ Eric D. Johnson
Title:	President